Exhibit 99.1

Turn Therapeutics Secures Up to $25 Million in Financing from Avenue Capital Group

Financing Extends Runway and Supports Continued Advancement of Atopic Dermatitis (Eczema) and Onychomycosis (Nail Fungus) Programs

LOS ANGELES – March 24, 2026 – Turn Therapeutics, Inc. (Nasdaq: TTRX), a clinical-stage dermatology company developing novel therapies for inflammatory skin diseases, today announced it has entered into a growth capital loan facility with Avenue Venture Opportunities Fund II, L.P., a fund of Avenue Capital Group, for up to $25 million. The facility includes an initial $7 million tranche funded at closing, with up to an additional $18 million available upon achievement of clinical and corporate milestones.

“This financing comes at a critical inflection point for Turn as we approach the mid-year readout of our Phase 2 trial in moderate-to-severe atopic dermatitis,” said Brad Burnam, Chief Executive Officer of Turn Therapeutics. “GX-03 has generated encouraging independent investigator-sponsored human data in onychomycosis, where effective treatment options remain limited. We intend to continue advancing the onychomycosis program in parallel with delivering the Phase 2 atopic dermatitis data from our ongoing trial.”

Funds from the initial tranche of the Avenue Capital Group financing are expected to extend Turn Therapeutics’ runway through its Phase 2 atopic dermatitis readout and support preparation for registrational trials for GX-03 as a treatment for moderate-to-severe atopic dermatitis and onychomycosis. The Company anticipates that proceeds from the full financing will extend the runway through the end of 2027.

“We are pleased to partner with Turn Therapeutics and support its development of differentiated therapies in dermatology,” said Chad Norman, Senior Portfolio Manager at Avenue Capital Group. “We were impressed by the clinical progress to date and the potential of GX-O3 across multiple indications, and we structured this facility to support the Company’s next phase of growth.”

About Avenue Capital Group

Avenue Capital Group is a global investment firm focused primarily on opportunistic credit and special situations investments across the United States, Europe, and Asia. Founded in 1995 by Marc Lasry and Sonia Gardner, Avenue manages over $11 billion in assets with offices worldwide.

About Turn Therapeutics

Turn Therapeutics is a clinical-stage biotechnology company developing precision therapies for inflammatory skin diseases. Its lead candidate, GX-03, is a first-in-class, non-systemic topical therapy in development for moderate-to-severe atopic dermatitis, with additional potential in onychomycosis and other dermatologic conditions.

Forward-Looking Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Turn’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict, including risks related to the timing and effectiveness of the Company’s registration statement, the success of development programs, and the Company’s ability to execute its strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Turn Therapeutics in general, see the risk disclosures in the Company’s filings with the SEC. All such forward-looking statements speak only as of the date they are made, and Turn undertakes no obligation to update or revise these statements, whether as a result of new information, future events, or otherwise.

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Investor Relations/Media Contact:

Sasha Damouni

Damouni Group, LLC

Sasha@damounigroup.com